EXHIBIT 14

DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
CONTROL WITH
AIG SUNAMERICA LIFE ASSURANCE COMPANY
(dba ANCHOR NATIONAL LIFE INSURANCE COMPANY
THE DEPOSITOR OF REGISTRANT

        American International Group, Inc. (a Delaware corporation) owns 100% of AIG SunAmerica Inc. (a Delaware corporation), which owns 100% of SunAmerica Investments, Inc. (a Georgia corporation); Resources Consolidated Inc. (a Colorado corporation); SA Investment Group, Inc. (A California corporation); SunAmerica Life Insurance Company (an Arizona corporation); Anchor Insurance Company (Hawaii), Ltd. (a Hawaii corporation); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Charlestonian Chesterfield SAHP Corp. (a Delaware corporation); Crossing SAHP Corp. (a Delaware corporation); Forest SAHP Corp. (a Delaware corporation); Grand Savannah SAHP Corp. (a Delaware corporation); Westlake SAHP Corp. (a Delaware corporation); Willow SAHP Corp. (a Delaware corporation); Prairie SAHP Corp. (a Delaware corporation); DIL/SAHP Corp. (a Delaware corporation), which is the sole member of River Oaks Apartments, LLC (a Delaware limited liability company); Charleston Bay SAHP Corp. (a Delaware corporation); SubGen NT Corp. (a Delaware corporation); SCSP Corp. (a Delaware corporation); Belvedere Ventures, Inc. (a Delaware corporation); SunAmerica Capital Trust IV (a Delaware business trust); SunAmerica Capital Trust V (a Delaware business trust); SunAmerica Capital Trust VI (a Delaware business trust). In addition, SunAmerica Inc. owns 33% of New California Life Holdings, Inc. (a Delaware corporation), which owns 100% of Aurora National Life Assurance Company (a California corporation); 85% of AMSUN Realty Holdings (a California general partnership); and 40% of Falcon Financial, LLC (a Delaware limited liability company).

        SunAmerica Investments, Inc. owns 100% of SunAmerica Retirement Markets, Inc. (a Maryland corporation); SunAmerica Advertising, Inc. (a Georgia corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation), which owns 100% of Civic SAAHP Corp. (a Delaware corporation), which owns 100% of SAAHP Civic, LLC (a Delaware corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation), which owns 100% of Sunport Property Holdings, Inc. (a Florida corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Houston Warehouse Corp. (a California corporation); SunAmerica (Cayman) Insurance Company, Ltd. (a Cayman Islands company); SunAmerica Financial Network, Inc. (a Maryland corporation); SunMexico Holdings, Inc. (a Delaware corporation), which owns 100% of each of the following Delaware corporations: Sun Cancun I, Inc., Sun Cancun II, Inc., Sun Ixtapa I, Inc. and Sun Ixtapa II, Inc.; Sun Hechs, Inc. (a California corporation); SAI Investment Adviser, Inc. (a Delaware corporation); Sun GP Corp. (a California corporation); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California corporation); SunAmerica Investments (Cayman) (a Cayman Islands corporation); and Metrocorp, Inc. (a California corporation). In addition, SunAmerica Investments, Inc. owns 95% of Travel Services Holdings, LLC (a Delaware limited liability company), which owns 100% of SA Travel Services, Inc. (a California corporation); 70% of Homes Systems Partners (a California limited partnership), which owns 100% of Extraneous Holdings Corp. (a Delaware corporation); and 93.74 of WCFSC, Inc. (a California corporation). SunAmerica Investments, Inc. is general partner to SunAmerica Venture Fund 2000, L.P. (a California limited partnership); sole member of the following Delaware limited liability companies: SAHP Bluebonnet Ridge GP, L.C, SAHP Lakes GP, LLC, SAHP Lakes II GP, LLC, SAHP Siegen Lane GP, LLC, SAHP St. Jean GP I, LLC, SAHP St. Jean GP II, LLC, SAHP St. Jean GP III, LLC and SAHP Summerchase GP, LLC; and sole member of the following Nevada limited liability companies: SLP Housing I LLC, SLP Housing II LLC, SLP Housing III LLC, SLP Housing IV LLC, SLP Housing V LLC and SLP Housing VI LLC.

        SunAmerica Financial Network, Inc. owns 100% of SunAmerica Securities, Inc. (a Delaware corporation), which owns 100% of AIG Japan Securities, Inc. (a Delaware corporation) and 50% of Anchor Insurance Services, Inc., (a Hawaii corporation); SunAmerica Investment Services Corporation (a Georgia

EXHIBIT 14

DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY
OR INDIRECTLY CONTROLLED BY OR UNDER COMMON
CONTROL WITH
AIG SUNAMERICA LIFE ASSURANCE COMPANY
(dba ANCHOR NATIONAL LIFE INSURANCE COMPANY
THE DEPOSITOR OF REGISTRANT

corporation); Financial Service Corporation (a Georgia corporation), which owns 100% of FSC Corporation, which owns 100% of FSC Securities Corporation (a Delaware corporation), and FSC Agency, Inc. (a Georgia corporation). In addition, SunAmerica Financial Network, Inc. owns 100% of The Financial Group, Inc. (a Georgia corporation), which owns 100% of Keogler, Morgan & Co., Inc. (a Georgia corporation) and Keogler Investment Advisory, Inc.; Advantage Capital Corporation (a New York corporation); SunAmerica Advisory, Inc. (a Delaware corporation); Spelman & Co., Inc. (a California corporation), which owns 100% of Century Investments Group Incorporation (an Oklahoma corporation); Sentra Securities Corporation (a California corporation).

        SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); AIG SunAmerica Life Assurance Company (dba Anchor National Life Insurance Company) (an Arizona corporation); Export Leasing FSC, Inc. (a Virgin Islands company); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group, Inc. (a California corporation); Saamsun Holdings Corp. (a Delaware corporation), which owns 100% of Sun Royal Holdings Corporation (a California corporation), which owns 100% of Royal Alliance Associates, Inc. (a Delaware corporation), which owns 50% of Anchor Insurance Services, Inc. and 100% of the following New York limited liability companies: W 59th Street Partners, LLC, W 43rd Street Partners, LLC, W 41st Street Associates, LLC and E 94th Street Associates, LLC; Sam Holdings Corporation (a California corporation), which owns 100 % of SunAmerica Asset Management Corp. (a Delaware corporation); SunAmerica Fund Services, Inc. (a Delaware corporation); and ANF Property Holdings, Inc., (a California corporation). SunAmerica Asset Management Corp. owns 100% of SunAmerica Capital Services, Inc. (a Delaware corporation), which is the sole member of SA Affordable Housing LLC (a Delaware limited liability company. In addition, SunAmerica Life Insurance Company owns 100% of UG Corporation (a Georgia corporation); and 85% of SunAmerica Realty Partners (a California corporation).

        AIG SunAmerica Life Assurance Company 100% of the following Massachusetts business trusts: Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust and Seasons Series Trust. In addition, AIG SunAmerica Life Assurance Company owns 5% of Travel Services Holdings.

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